Securities Purchase Agreement

Symbollon Pharmaceuticals, Inc.
37 Loring Drive
Framingham, MA 01702

The undersigned (the “Investors”) hereby confirms their agreement with you as follows:

1.  This Securities Purchase Agreement is made as of the date set forth below between Symbollon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the investors identified on the signature page hereto (each, including its successors and assigns, an “Investor” and collectively the “Investors”).

2.  Pursuant to the Terms and Conditions for Purchase of Securities, attached hereto as Annex I and incorporated herein by reference as if fully set forth herein (the “Terms and Conditions”), the Company and the Investors agree that each Investor will purchase from the Company and the Company will issue and sell to each Investor, in a private placement (the “Offering”) 357,143 shares (the “Shares”) of Class A common stock of the Company, $0.001 par value per share (the “Common Stock”), at a purchase price of $0.70 per Share, and redeemable warrants (the “Warrants”) in the form of Exhibit A to the Terms and Conditions to purchase up to a number of shares (the “Warrant Shares”) equal to 100% of the Shares, which shall be exercisable on or after the Initial Date of the Warrants (as defined in the Warrants), have a term of exercise equal to five (5) years and have a strike price of $1.00 per share, for an aggregate purchase price of $750,000 (the “Purchase Price”); and

Unless otherwise requested by the Investors as indicated in a certificate questionnaire substantially in the form of Exhibit B to the Terms and Conditions, certificates representing the Shares and Warrants purchased by the Investors, respectively, will be registered in the Investors’ names and addresses as set forth below.

3.  The Company and the Investors agree to enter into a registration rights agreement (the “Registration Rights Agreement”) in the form of Exhibit C to the Terms and Conditions, concurrently with the execution of this Securities Purchase Agreement (the Securities Purchase Agreement and the Registration Rights Agreement, collectively the “Agreements”).

4.  The Investors represent that, except as set forth below, as of the date hereof (a) each has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) each does not beneficially own (including the right to acquire or vote) any securities of the Company, and (c) each has no direct or indirect affiliation or association with any National Association of Securities Dealers, Inc. (“NASD”) member.  Exceptions:

(If no exceptions, write “none.”  If left blank, response will be deemed to be “none.”)

Please confirm that the foregoing correctly sets forth the agreement between us by signing below.

Dated as of:  September 27, 2007

Renaissance US Growth Investment Trust PLC

By:                 /s/ Russell Cleveland

      Russell Cleveland, President
      RENN Capital Group, Inc.,
      Investment Manager

Address:

c/o RENN Capital Group, Inc.
8080 N. Central Expressway
Suite 210-LB 59
Dallas, TX 75206-1857
Attention: Compliance
AGREED AND ACCEPTED:

Symbollon Pharmaceuticals, Inc.

By:    /s/ Paul C. Desjourdy
Paul C. Desjourdy
President/CEO

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

Please confirm that the foregoing correctly sets forth the agreement between us by signing below.

Dated as of:  September 27, 2007

Renaissance Capital Growth & Income Fund III, Inc.

By:         /s/ Russell Cleveland

      Russell Cleveland, President

Address:

c/o RENN Capital Group, Inc.
8080 N. Central Expressway
Suite 210-LB 59
Dallas, TX 75206-1857
Attention: Compliance
AGREED AND ACCEPTED:

Symbollon Pharmaceuticals, Inc.

By:      /s/ Paul C. Desjourdy
Paul C. Desjourdy
President/CEO

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

Please confirm that the foregoing correctly sets forth the agreement between us by signing below.

Dated as of:  September 27, 2007

Premier RENN US Emerging Growth Fund Ltd.

By:                   /s/ Russell Cleveland

      Russell Cleveland, President
      RENN Capital Group, Inc.,
      Investment Adviser

Address:

c/o RENN Capital Group, Inc.
8080 N. Central Expressway
Suite 210-LB 59
Dallas, TX 75206-1857
Attention: Compliance
AGREED AND ACCEPTED:

Symbollon Pharmaceuticals, Inc.

By:       /s/ Paul C. Desjourdy
Paul C. Desjourdy
President/CEO

[SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

Annex I

Terms and Conditions for Purchase of Securities

1.  Agreement to Sell and Purchase the Securities.  Purchase and Sale.  At the Closing (as defined in Section 2), the Company will sell to the Investors, and the Investors will purchase from the Company, upon the terms and subject to the conditions set forth herein, and at the Purchase Price, the number of Shares and Warrants described in paragraph 2 of the Securities Purchase Agreement attached hereto (collectively with this Annex I and the other exhibits attached hereto, this “Agreement”).

2.  Initial Closing.

2.1  The completion of the purchase and sale of the Shares and Warrants (the “Closing”) shall occur on a date mutually agreed by the Investors and the Company (the“Closing Date”), which date shall not be later than September 27, 2007 (the “Outside Date”).  At the Closing, the Company shall deliver to each Investor one or more certificates representing the number of Shares and Warrants purchased by such Investor, respectively, set forth in paragraph 2 of the Securities Purchase Agreement, each such certificate to be registered in the name of an Investor or, if so indicated on the Certificate Questionnaire, substantially in the form attached hereto as Exhibit B, in the name of a nominee designated by such Investor.  In exchange for the delivery of the certificates representing such Shares and Warrants, the Investors shall deliver the Purchase Price to the Company by wire transfer of immediately available funds pursuant to the Company’s written instructions.

2.2  The Company’s obligation to issue and sell the Shares and Warrants to the Investors shall be subject to the following conditions, any one or more of which may be waived by the Company:

(a) prior receipt by the Company of an executed copy of this Agreement;

(b) the accuracy in all material respects when made and on the Closing Date of the representations and warranties made by the Investors in this Agreement and the fulfillment of the obligations of the Investors to be fulfilled by it under this Agreement on or prior to the Closing in all material respects;

(c) the execution and delivery by the Investors of the Registration Rights Agreement;

(d) receipt of the Purchase Price; and

(e) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company or the Investors to enter into the Agreements or to consummate the transactions contemplated hereby and thereby.

2.3  The Investors’ obligation to purchase the Shares and Warrants shall be subject to the following conditions, any one or more of which may be waived by the Investors:

(a) the delivery to the Investors of a legal opinion, dated the Closing Date, from general counsel of the Company, substantially in the form attached hereto as Exhibit E;

(b) the accuracy in all material respects of the representations and warranties made by the Company in this Agreement on the date hereof and, if different, on the Closing Date and the fulfillment of the obligations of the Company to be fulfilled by it under this Agreement on or prior to the Closing in all material respects;

(c) the execution and delivery by the Company of the Registration Rights Agreement,

(d) the fulfillment of the obligations of the Company to be fulfilled by it under this Agreement on or prior to the Closing;

(e) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company or the Investors to enter into such Agreements or to consummate the transactions contemplated hereby and thereby; and

(f) the delivery to the Investors by the Secretary or Assistant Secretary of the Company of a certificate stating that the conditions specified in this paragraph have been fulfilled.

2.4  In the event that the Closing does not occur on or before the Outside Date as a result of the Company’s failure to satisfy any of the conditions set forth above (and such condition has not been waived by the Investor), the Company shall return any and all funds paid hereunder to the Investors no later than one (1) Business Day following the Initial Outside Date and the Investors shall have no further obligations hereunder.  For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the New York Stock Exchange or commercial banks located in Boston, Massachusetts are permitted or required by law to close.

3.      Representations, Warranties and Covenants of the Company.  Except as otherwise described in (a) the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 (and any amendments thereto filed at least two (2) Business Days prior to the date hereof with the SEC), the Company’s Quarterly Report on Form 10-QSB for the period ended June 30, 2007 (and any amendments thereto filed at least two (2) Business Days prior to the date hereof with the SEC), the Company’s Proxy Statement for its 2007 Annual Meeting of Shareholders (and any amendments thereto filed at least two Business Days prior to the date hereof) or any of the Company’s Current Reports on Form 8-K filed since June 30, 2007 and at least two (2) Business Days prior to the date hereof (collectively, the “SEC Reports”) or (b) the disclosure schedules, if any, of the Company delivered concurrently herewith (the “Disclosure Schedules”), the Company hereby represents and warrants to, and covenants with, the Investors as of the date hereof and the Closing Date, as follows:

3.1           Organization.  The Company is duly incorporated and validly existing in good standing under the laws of the State of Delaware.  The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the Company and its subsidiaries as a whole or the business, financial condition, prospects, properties, operations or assets of the Company as a whole or the Company’s ability to perform its obligations under the Agreements in all material respects (“Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  The Company has no “subsidiaries” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

3.2           Due Authorization.  The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements.  The execution and delivery of the Agreements, and the consummation by the Company of the transactions contemplated hereby, have been duly authorized by all necessary corporate action and no further action on the part of the Company or the Board or shareholders is required.  The Agreements have been validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except to the extent (i) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (ii) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (iii) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3           Non-Contravention.  The execution and delivery of the Agreements, the issuance and sale of the Shares and Warrants to be sold by the Company under the Agreements, the fulfillment of the terms of the Agreements and the consummation of the other transactions contemplated thereby will not (A) result in a conflict with, give rise to any payment or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which the Company or its properties are bound, (ii) the Articles of Incorporation, by-laws or other organizational documents of the Company, as amended, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or its properties or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject; except in the case of each of A(i), A(iii) and B, such as would not reasonably be expected to result in a Material Adverse Effect.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Agreements by the Company and the valid issuance or sale of the Shares and Warrants by the Company pursuant to the Agreements, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws and exchange listing rules and requirements.

3.4           Capitalization.  The authorized and outstanding capital stock of the Company as of the date hereof is as described in the SEC Reports, except that the number of shares of Common Stock outstanding as of the date hereof is 12,585,254.  The Shares to be sold pursuant to the Agreements have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements, will be duly and validly issued, fully paid and nonassessable, subject to no lien, claim or encumbrance (except for any such lien, claim or encumbrance created, directly or indirectly, by the Investors).  The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with the registration requirements of federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the outstanding warrants and options described in the SEC Reports, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and providing for the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.  Without limiting the foregoing, no preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares, except as provided in the Agreements.  There are no shareholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

3.5           Legal Proceedings.  There is no material legal or governmental proceeding pending, or to the knowledge of the Company, threatened, to which the Company is a party or of which the business or property of the Company is subject that is required to be disclosed and that is not so disclosed in the SEC Reports.  Neither the Company is subject to any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body.

3.6           No Violations.  The Company is not in violation of its Certificate of Incorporation, bylaws or other organizational documents, as amended, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, and the Company is not in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company or its properties are bound, which default is reasonably likely to have a Material Adverse Effect.

3.7           Governmental Permits, Etc.  The Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations is not reasonably likely to have a Material Adverse Effect.

3.8           Intellectual Property.

(a)  Except for matters which are not reasonably likely to have a Material Adverse Effect, (i) the Company has ownership of, or a license or other legal right to use, all patents, copyrights, trade secrets, trademarks, Internet domain names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company (collectively, “Intellectual Property”) and (ii) all of the Intellectual Property owned by the Company consisting of patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and/or such other jurisdictions.

(b)  Except for matters which are not reasonably likely to have a Material Adverse Effect or as are detailed in the SEC Reports, all material licenses or other material agreements under which (i) the Company employs rights in Intellectual Property, or (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company are in full force and effect, there is no default by the Company with respect thereto, and the consummation of the transactions contemplated by the Agreements will not result in any default, change or acceleration of any obligations under any such licenses or agreements.

(c)  The Company believes that it has taken all steps reasonably required in accordance with sound business practice and business judgment to establish and preserve the ownership of all material Intellectual Property owned by the Company.

(d)  Except for matters which are not reasonably likely to have a Material Adverse Effect, to the knowledge of the Company, (i) the present business, activities and products of the Company do not infringe any intellectual property of any other person; (ii) the Company has not misappropriated or is making unauthorized use of any confidential information or trade secrets of any person; and (iii) the activities of any of the employees of the Company, acting on behalf of the Company, do not violate any agreements or arrangements related to confidential information or trade secrets of third parties.

(e)  No proceedings are pending, or to the knowledge of the Company, threatened, which challenge the rights of the Company to the use of Intellectual Property, except for matters which are not reasonably likely to have a Material Adverse Effect.

(f)  Except for matters which are not reasonably likely to have a Material Adverse Effect, to the knowledge of the Company, no third parties are infringing upon or misappropriating any Intellectual Property owned by the Company.

3.9           Financial Statements.  The financial statements of the Company and the related notes contained in the SEC Reports present fairly and accurately in all material respects the financial position of the Company as of the dates therein indicated, and the results of its operations, cash flows and the changes in shareholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments.  Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis at the times and throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

3.10           No Material Adverse Change.  Except as disclosed in the SEC Reports, in any press releases issued by the Company at least two (2) Business Days prior to the date of this Agreement, or disclosed directly to the Investor by the Company at least two (2) Business Days prior to the date of this Agreement, since June 30, 2007, there has not been (i) an event, circumstance or change that has had or is reasonably likely to have a Material Adverse Effect, (ii) any obligation incurred by the Company, direct or contingent, that is material to the Company, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company which has had a Material Adverse Effect.

3.11           Listing Compliance.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is quoted on the Over-the-Counter Bulletin Board (the “OTCBB”), and the Company has taken no action intended to, or which to its knowledge could have the effect of, terminating the registration of the Common Stock under the Exchange Act or the quotation of the Common Stock from the OTCBB.  The issuance of the Shares does not require shareholder approval.

3.12           Reporting Status.  The Company has timely made all filings required under the Exchange Act during the twelve (12) months preceding the date of this Agreement, and all of those documents complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.  The Company is currently eligible to register the resale of Common Stock by the Investors pursuant to a registration statement on Form SB-2 under the Securities Act (the “Registration Statement”).

3.13           No Manipulation; Disclosure of Information.  The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

3.14           Accountants.  Vitale, Caturano & Company, Ltd., who expressed their opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, have advised the Company that they are, and to the knowledge of the Company they are, an independent registered public accounting firm as required by the Securities Act and the rules and regulations promulgated thereunder.

3.15           Contracts.  Except for matters which are not reasonably likely to have a Material Adverse Effect or as are detailed in the SEC Reports and those contracts that are substantially or fully performed or expired by their terms, the contracts listed as exhibits to or described in the SEC Reports that are material to the Company, and all amendments thereto, are in full force and effect on the date hereof, and neither the Company nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts.

3.16           Taxes.  Except for matters which are not reasonably likely have a Material Adverse Effect, each of the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.

3.17           Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

3.18           Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

3.19           Insurance.  The Company maintains insurance of the types and in the amounts that the Company reasonably believes is adequate for its businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

3.20           Offering Prohibitions.  Neither the Company nor any person acting on its behalf or at its direction has in the past or will in the future take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer or sale of the Securities as contemplated by this Agreement within the provisions of Section 5 of the Securities Act.   Assuming the accuracy of the representations and warranties of the Investors contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.21           Related Party Transactions.Except for (i) the transactions described and contemplated by the Agreements; and (ii) as disclosed in the SEC Reports, to the knowledge of the Company, no transaction has occurred between or among the Company or any of its affiliates, officers or directors or any affiliate or affiliates of any such officer or director that is required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

3.22           Books and Records.  The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.23           Employee Matters.  With respect to the Benefit Plans, to the knowledge of the Company, no event has occurred and no condition or set of circumstances exist, in connection with which the Company could be subject to any material liability that would have a material adverse effect on it or its business under ERISA, the United States Internal Revenue Code of 1986, as amended, or any other applicable law.  The term “Benefit Plan” means each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including, without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (i) any current or former employee, director or consultant of the Company has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (ii) the Company has had or has any present or future liability.  The transactions contemplated by this Agreement will not result in any severance, change of control or termination pay or termination benefits or otherwise require the Company to make any cash payments to any of its directors, officers, employees or other affiliates.

3.24           Rights Plan.  The Company is not party to any contract or agreement with respect to, and does not maintain any, stockholders rights plan, poison pill or similar agreement, plan or arrangement with respect to its Common Stock or any other capital stock of the Company.

3.25           Finder’s Fees.  The Company has not incurred any placement fees, commissions, brokerage or finder’s fees in connection with this Agreement, except for the finder’s fees due to the Number One Corporation.

4.      Representations, Warranties and Covenants of the Investors.

4.1           Investors Knowledge and Status.  Each Investor represents and warrants to, and covenants with, the Company that:

(i) the Investor was at the time it was offered the Securities, is as of the date hereof and of the Closings and will be on each date it exercises any Warrants an “accredited investor” as defined in Regulation D under the Securities Act, is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision similar to that involved in the purchase of the Securities, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities and is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment;

(ii) the Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act and is acquiring the number of Securities set forth in paragraph 2 of the Securities Purchase Agreement in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Investor’s right to sell Securities pursuant to a Registration Statement filed under the Registration Rights Agreement or otherwise, or other than with respect to any claim arising out of a breach of this representation and warranty, the Investor’s right to indemnification under Section 3 of the Registration Rights Agreement);

(iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose (each a “Disposition”) of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder;

(iv) the Investor has answered all questions in paragraph 4 of the Securities Purchase Agreement and the Investor Questionnaire attached hereto as Exhibit D for use in preparation of the Registration Statement and for determining the availability of state “Blue Sky” exemptions and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date;

(v) the Investor will notify the Company promptly of any change in any of such information until such time as the Investor has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective;

(vi) the Investor acknowledges that it has reviewed the materials presented to the Investor in connection with the Offerings and has been afforded (A) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (B) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (C) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment; and

(vii) the Investor has, in connection with its decision to purchase the number of Securities set forth in paragraph 2 of the Securities Purchase Agreement, relied upon the representations and warranties of the Company contained herein and the information contained in the SEC Reports.

The Investor understands that the issuance of the Securities to the Investor has not been registered under the Securities Act, or registered or qualified under any state securities law, in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the representations made by the Investor in this Agreement. No person is authorized by the Company to provide any representation that is inconsistent with or in addition to those contained herein or in the SEC Reports, and the Investor acknowledges that it has not received or relied on any such representations.

4.2           Power and Authority.  Each Investor represents and warrants to the Company that (i) the Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, power, authority and capacity to enter into the Agreements and to consummate the transactions contemplated thereby and has taken all necessary action to authorize the execution, delivery and performance of the Agreements, and (ii) the Agreements constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except to the extent (1) rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, (2) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and (3) such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3           Short Position Prior to the Date Hereof.  From the earlier of (i) thirty (30) days prior to the date hereof and (ii) the date the Investors learned of the Offering, neither the Investors nor any affiliate has directly or indirectly established or agreed to establish any hedge, “put equivalent position” (as defined in Rule 16a-1 under the Exchange Act) or other position in the Common Stock that is outstanding on the Closing Date and that is designed to or could reasonably be expected to lead to or result in a Disposition by the Investor or any other person or entity. For purposes hereof, a “hedge or other position” includes, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.  Each Investor acknowledges that this representation is made for the benefit of the Company.

4.4           Short Sales and Confidentiality After the Date Hereof.  Each Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any short sales during the period after the date the Investor learned of the Offering and ending at the time that the transactions contemplated by this Agreement has been publicly disclosed following the Company’s announcement described in Section 6.2.  Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in 6.2, the Investor will maintain, the confidentiality of all disclosures made to it in connection with the Offering (including the existence and terms of the Offering).  Each Investor understands and acknowledges that the SEC currently takes the position that coverage of short sales of shares of the Common Stock “against the box” prior to the effective date of the Registration Statement with the Securities is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section 5 under Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance.  Notwithstanding the foregoing, each Investor does not make any representation, warranty or covenant hereby that it will not engage in short sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly disclosed as described in Section 6.2.

4.5           No Investment, Tax or Legal Advice.  Each Investor understands that nothing in the SEC Reports, this Agreement, or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  Each Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

4.6           Confidential Information.  Each Investor covenants that from the date hereof it will maintain in confidence all material non-public information regarding the Company received by the Investor from the Company, including the receipt and content of any Suspension Notice (as defined in the Registration Rights Agreement)) until such information (a) becomes generally publicly available other than through a violation of this provision by the Investor or its agents or (b) is required to be disclosed in legal proceedings (such as by deposition, interrogatory, request for documents, subpoena, civil investigation demand, filing with any governmental authority or similar process) or as otherwise required by law; provided, however, that before making any disclosure in reliance on this Section 4.6, the Investor will give the Company at least fifteen (15) days prior written notice (or such shorter period as required by law) specifying the circumstances giving rise thereto and will furnish only that portion of the non-public information which is legally required and will exercise its commercially reasonable efforts to ensure that confidential treatment will be accorded any non-public information so furnished. The parties acknowledge and agree that as of the date hereof and as of the Closing Date, the Company has disclosed to the Investors the material non-public information described in Schedule 4.6 and that such information is subject to this Section 4.6.

4.7           PATRIOT Act.  Each Investor represents and warrants to, and covenants with, the Company that:

(i) it is in compliance with Executive Order 13224 and the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control,

(ii) its parents, subsidiaries, affiliated companies, officers, directors and partners, and to the Investor’s knowledge, its shareholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern,

(iii) to the Investor’s knowledge after reasonable investigation, all of the funds to be used to acquire the Securities are derived from legitimate sources and are not the product of illegal activities, and

(iv) the Investor is in compliance with all other applicable U.S. anti-money laundering laws and regulations and has implemented, if applicable, an anti-money laundering compliance program in accordance with the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107-56.

5.      Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investors herein shall survive the execution of this Agreement, the delivery to the Investors of the Securities being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

6.      Registration of Securities; Public Statements.

6.1           In connection with the purchase and sale of the Securities by the Investors contemplated hereby, the Company has entered into a Registration Rights Agreement with the Investors providing for the filing by the Company of a Registration Statement on Form SB-2 to enable the resale of the Shares and Warrant Shares by the Investors and their transferees and assigns from time to time.

6.2           The Company agrees to disclose on a Current Report on Form 8-K the existence of the Offering and the material terms, thereof, including pricing, within one (1) Business Day after the respective Closing.  The Company will not issue any public statement, press release or any other public disclosure listing the Investors as one of the purchasers of the Securities without the Investors’ prior written consent, except as may be required by applicable law or rules of any exchange on which the Company’s securities are listed.  No Investor shall issue any press release, or otherwise make any such public statement regarding the Offering without the prior written consent of the Company, except as may be required by applicable law.

7.      Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given:

(i) if delivered by first-class registered or certified mail domestic, upon the Business Day received,

(ii) if delivered by nationally recognized overnight carrier, one (1) Business Day after timely delivery to such carrier,

(iii) if delivered by International Federal Express (or comparable service), two (2) Business Days after timely delivery to such carrier, or

(iv) if delivered by facsimile, upon electric confirmation of receipt and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

(a)           if to the Company, to:

Symbollon Pharmaceuticals, Inc.
37 Loring Drive
Framingham, MA 01702
Attention: President
Telephone:(508) 620-7676

with a copy to:

Friedman Kaplan Seiler & Adelman LLP
1633 Broadway (46th Floor)
New York, NY 10019
Attn:                          Norman Alpert, Esq.
Telephone:                          (212) 833-1113

(b)           if to the Investors, at their addresses on the signature page to the Securities Purchase Agreement.

8.      Amendments; Waiver.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investors. Any waiver of a provision of this Agreement must be in writing and executed by the party against whom enforcement of such waiver is sought.

9.      Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

10.           Entire Agreement; Severability.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

12.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other; provided, however, that each Investor may assign all or any of its rights and obligations hereunder to any affiliate of Investor that is controlled, directly or indirectly, by Renaissance Capital Group, Inc., and that such affiliate agrees in writing to be bound to the terms and conditions contained herein that apply to the Investor.

13.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  In the event that any signature is delivered by fax transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such fax signature page were an original thereof.

* * * *

Exhibit A

Symbollon Pharmaceuticals, Inc.

FORM OF WARRANT

Exhibit B

Symbollon Pharmaceuticals, Inc.

CERTIFICATE QUESTIONNAIRE

Pursuant to Section 2 of the Agreement, please provide us with the following information:

1.	The exact name in which your Shares and Warrants are to be registered (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:
	Shares	Warrants

2.	If a nominee name is listed in response to item 1 above, the relationship between the Investor and such nominee:
	Shares	Warrants

3.	The mailing address of the registered holder listed in response to item 1 above:
	Shares	Warrants

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:
	Shares	Warrants

Exhibit C

Symbollon Pharmaceuticals, Inc.

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit D

Symbollon Pharmaceuticals, Inc.

INVESTOR QUESTIONNAIRE

(All information will be treated confidentially)

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this _____ day of __________, 2007, and declares under oath that it is truthful and correct.

Print Name

By:
Signature

Title:
(required for any purchaser that is a corporation, partnership, trust or other entity)

Exhibit E

FORM OF LEGAL OPINION

September [•], 2007

The Investors in Common Stock of Symbollon Pharmaceuticals, Inc.

Ladies and Gentlemen:

I have acted as general counsel for Symbollon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of (i) [•] shares (“Shares”) of common stock, par value $0.001 per share (the “Common Stock”), and (ii) a warrant (“Warrant”) to purchase up to [•] additional shares (“Warrant Shares”) of Common Stock from the Company, in each case pursuant to the Securities Purchase Agreement by the Company and you, as Investor, dated as of September [•], 2007 (the “Purchase Agreement”).  The Shares, the Warrant and the Warrant Shares are referred to herein as the “Securities.”  This opinion is being delivered to you pursuant to Article 2 of the Purchase Agreement.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

As a basis for the opinions hereinafter expressed, I have reviewed the following documents:

(i)           an executed copy of the Purchase Agreement;

(ii)           an executed copy of the Registration Rights Agreement;

(iii)	executed copies of the Warrant (the Purchase Agreement, the Registration Rights Agreement and the Warrant, collectively the “Transaction Documents”); and

(iv)
such other documents that I have deemed necessary and appropriate in order to deliver the opinions contained herein, including copies of the Company's Certificate of Incorporation and By-Laws certified by the Secretary of the State of Delaware, and the corporate secretary of the Company, respectively.

I have made such other investigations as I have considered necessary or appropriate for the purpose of this opinion.

The opinions expressed herein are limited to the Delaware General Corporation Law and  laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

As to questions of fact material to our opinion, I have relied, without independent verification, on the representations and warranties contained in the Transaction Documents and on certificates of officers of the Company and public officials.

Insofar as the opinions expressed herein are indicated to be based on my knowledge or on matters known to me, such opinion is based upon my actual knowledge, and is intended to signify that during the course of my representation, no information has come to my attention, which would cause me to believe that any matters so qualified are not true and correct in all material respects.

Based on the foregoing, I am of the opinion that:

1.
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power to conduct its business as presently conducted.  The Company has the corporate power to execute, deliver and perform the Transaction Documents including, without limitation, the issuance and sale of the Shares and Warrant Shares.

2.
Each of the Transaction Documents has been duly authorized by all requisite corporate action, executed and delivered by the Company.  Assuming due and effective authorization, execution and delivery by the Investor, each of the Transaction Documents constitutes the valid and binding agreement of the Company enforceable in accordance with its terms.

3.
The Shares and Warrant Shares have been duly authorized and, upon issuance, delivery and payment therefor as described in the Purchase Agreement and Warrant, will be validly issued, fully paid and nonassessable.

4.
The execution, delivery and performance of the Transaction Documents and the issuance and sale of the Securities in accordance with the Transaction Documents will not: (a) violate or conflict with, or result in a breach of or default under, the Articles of Incorporation or by-laws of the Company, (b) violate or conflict with, or constitute a default under any material agreement or instrument (limited, with your consent, to agreements filed with the Securities and Exchange Commission (the “SEC”) under the Exchange Act and applicable rules and regulations) to which the Company is a party, or (c) violate any law of the United States or the Commonwealth of Massachusetts, any rule or regulation of any governmental authority or regulatory body of the United States or the Commonwealth of Massachusetts, the Delaware General Corporation Law or any  judgment, order or decree known to me and applicable to the Company of any court, governmental authority or arbitrator.

5.
To my knowledge, no consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the issue and sale of the Shares pursuant to the Agreement, except such as have been obtained or made and such as may be required under the federal securities laws or the Blue Sky laws of the various states.

6.
Assuming the representations made by each Investor and the Company set forth in the Agreement and the exhibits thereto are true and correct, the offer, sale, issuance and delivery of the Shares and Warrant to the Investors, in the manner contemplated by the Agreement, is exempt from the registration requirements of the Securities Act.

7.
I know of no pending or overtly threatened lawsuit or claim against the Company which is required to be described in the reports filed by the Company with the SEC under the Exchange Act and applicable rules and regulations thereunder that is not so described as required.

The opinions expressed herein shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

The opinions expressed herein are qualified to the extent that (i) the enforceability of any right or remedy may be subject to or affected by any bankruptcy, liquidation, arrangement, avoidance, reorganization, insolvency, fraudulent conveyance, moratorium, homestead or other similar laws relating to or affecting the rights of creditors generally, whether the issue of enforceability is considered in a proceeding in equity or at law; (ii) the remedy of injunctive relief, specific performance and any other equitable remedies may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion; (iii) public policy considerations, which, in each case, may result in the possible unenforceability of certain remedial provisions of the documents or rights to indemnification thereunder and (iv) the enforceability of any right or remedy may be subject to general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or in law) and to the discretion of the court before which proceedings thereof may be brought.

The opinions expressed herein are being furnished to you solely for your benefit in connection with the transactions described above and may not be circulated, quoted or referred to, or relied upon by any other person without our prior written consent.

Very truly yours,

Paul C. Desjourdy,
General Counsel